UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 26, 2013

REVEN HOUSING REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54165	84-1306078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7911 Herschel Avenue, Suite 201 La Jolla, CA 92037
(Address of principal executive offices)

(858) 459-4000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01    Entry into a Material Definitive Agreement.

On April 17, 2014, Reven Housing REIT, Inc. (the “Company”) entered into an employment agreement with Thad L. Meyer in connection with Mr. Meyer’s services as the Chief Financial Officer, Chief Operating Officer and Secretary of the Company. Mr. Meyer has served as the Company’s Chief Financial Officer since December 26, 2013 and as our Secretary since October 30, 2013. Mr Meyer was appointed as the Company’s Chief Operating Officer effective on April 17, 3014.

The employment agreement provides for an initial term of 5 years and automatically renews for successive two-year terms, unless the Company or Mr. Meyer elects not to renew. The employment agreement provides for an annual base salary of $210,000 and Mr. Meyer will be entitled to bonuses ranging from 50% to 200% of his base salary based on the satisfaction of performance criteria to be established by the Compensation Committee of the Board of Directors. Mr. Meyer will also be entitled to participate in any benefit plans or other incentive plans that may be offered by the Company to employees and executives and will be eligible to receive stock options and other equity awards under the Company’s Amended and Restated 2012 Incentive Compensation Plan as determined by the Compensation Committee. In the event that Mr. Meyer’s employment is terminated by the Company without cause, Mr. Meyer leaves for good reason as specified in the employment agreement, or the employment agreement is not extended by the Company without cause, or for reason of Mr. Meyer’s disability or by Mr. Meyer for good reason, then Mr. Meyer will be entitled to receive a severance payment equal to one (1) times the sum of his annual base salary and target bonus (the “Severance Payment”). Mr. Meyer will also be entitled to the Severance Payment if his employment is terminated by the Company without cause or by Mr. Meyer for good reason during the 12-month period following a change in control of the Company. The employment agreement also binds Mr. Meyer to a standard non-competition covenant for the term of the agreement plus the one-year period immediately following termination of his employment.

The employment agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)    On April 17, 2014, the Board of Directors of the Company appointed Thad L. Meyer, the Company’s current Chief Financial Officer and Secretary, as its Chief Operating Officer.

Thad Meyer, age 53, has served as our Secretary since October 30, 2013 and as our Chief Financial Officer since December 26, 2013. Mr. Meyer is President of Alliance Turnaround Management, Inc., a position he has held since November 2002. Alliance Turnaround Management is a problem resolution firm that specializes in distressed real estate opportunities. Since February 2009, Mr. Meyer has also served as the Chief Financial Officer of Reven Capital, a private real estate investment firm focused on opportunistic investing. From March 2011 to April 2013, Mr. Meyer served as principal and Chief Operating Officer of Southern California Investors, Inc., a firm specializing in the acquisition, improvement and sale of distressed single family homes. Additionally, from November 2004 to February 2009, Mr. Meyer served as the Chief Financial Officer of Equastone. Mr. Meyer is a Certified Public Accountant, Certified Turnaround Professional, and a California Real Estate Broker. Mr. Meyer holds a Bachelor of Science degree in Accounting from Colorado State University.

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There is no family relationship between Mr. Meyer and any of our executive officers or directors.

From October 2013 to December 2013, Alliance Turnaround Management provided financial, operational, and accounting services to the Company for a monthly fee of $15,000. Mr. Meyer is the owner of Alliance Turnaround Management and serves as its President.

On December 30, 2013, the Company filed a Form 8-K reporting the appointment of Mr. Meyer as the Company’s Chief Financial Officer (the “Prior Form 8-K”). At that time, the Company and Mr. Meyer were engaged in discussions regarding the terms of Mr. Meyer’s employment agreement for his services as the Company’s Chief Financial Officer and the terms of the employment agreement were not yet finalized. As discussed above in Item 1.01, the Company and Mr. Meyer entered into an employment agreement on April 17, 2014 in connection with Mr. Meyer’s appointment of Chief Operating Officer as well as for his services as the Company’s Chief Financial Officer going forward, and the information providing a description of the material terms of Mr. Meyer’s employment agreement in Item 1.01 above is incorporated into this Item 5.02. This Form 8-K also amends the Prior Form 8-K to provide the information required by Item 5.02(c) in connection with Mr. Meyer’s prior appointment as the Company’s Chief Financial Officer.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits. The following exhibits are filed with this report:

Exhibit 10.1	Employment Agreement between Reven Housing REIT, Inc. and Thad L. Meyer dated April 17, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVEN HOUSING REIT, INC.

Dated: April 22, 2014	/s/ Chad M. Carpenter
Name: Chad M. Carpenter
Title: Chief Executive Officer

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